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                                                                Exhibit No. 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 3, 2000, except as to the information regarding sale-leaseback agreements included in Note 13, for which the date is March 2, 2000, the information regarding the private placement transaction included in
Note 2, for which the date is March 16, 2000, and the information regarding the reverse stock split included in Note 2, for which the date is May 1, 2000, relating to the consolidated financial statements of 7-Eleven, Inc. and Subsidiaries, which appears in such Registration Statement. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 2000, except as to the information included in the fourth paragraph of Note 13, for which the date is March 2, 2000, and the information included in Note 2, for which the date is March 16, 2000, relating to the consolidated financial statements, and our report dated February 3, 2000 relating to the financial statement schedule, both of which appear in the Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
May 8, 2000